       1                                                         EXHIBIT 11.B.
                                 POWER OF ATTORNEY



     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below appoints Edward L. Jaroski as his true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.





/s/JAMES F. LEARY                   Director                 February 29, 1996
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James F. Leary



/s/JOHN R. PARKER                   Director                 February 29, 1996
--------------------------
John R. Parker



/s/PHILIP C. SMITH                  Director                 February 29, 1996
--------------------------
Philip C. Smith



/s/BERNARD J. VAUGHAN               Director                 February 29, 1996
--------------------------
Bernard J. Vaughan